                                                                     EXHIBIT 8.1

April 21, 1997
Page 1

                                                                  (312) 368-4000
                                 April 21, 1997



Equity Residential Properties Trust
Two North Riverside Plaza, Suite 400
Chicago, IL 60606

     Re:  Tax Opinion for Merger with Wellsford Residential Property Trust
          ----------------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to the federal income tax consequences of the proposed merger (the "Merger") of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford").

     As provided and/or described in that certain Contribution, Distribution and Assumption Agreement, by and between Wellsford and Wellsford Real Properties, Inc. ("WRP Newco"), dated January 16, 1997 (the "Contribution Agreement"), and the Registration Statement (defined below), immediately prior to the Merger (i) Wellsford will contribute certain of its assets to WRP Newco, (ii) WRP Newco will assume certain liabilities of Wellsford, and (iii) Wellsford will distribute to the Wellsford Common Shareholders, pro rata, all of the outstanding shares of WRP Newco Common owned by Wellsford (the "Distribution"). Immediately after the consummation of the Distribution, EQR will be merged, in accordance with the applicable provisions of the Maryland General Corporation Law ("MGCL"), with and into Wellsford, with Wellsford as the surviving trust (the "Surviving Trust"). As part of the Merger, Wellsford's

April 21, 1997
Page 2


name will change to "Equity Residential Properties Trust." The Merger will be voted upon, as required by law, by EQR shareholders and Wellsford shareholders at special meetings.

     The Merger will be consummated pursuant to (i) an Agreement and Plan of Merger, dated as of January 16, 1997, between EQR and Wellsford (the "Merger Agreement"), and (ii) the Articles of Merger, by and between EQR and Wellsford, entered into in connection therewith (the "Articles"). The Merger Agreement, the Articles and the Contribution Agreement are collectively referred to herein as the "Agreements."

     The Merger, Distribution and the Agreements are more fully described in the Joint Proxy Statement/Prospectus/Information Statement (the "Joint Proxy Statement/Prospectus"), included in the Registration Statement on Form S-4 (File No. 333-24653), filed by EQR and Wellsford with the Securities and Exchange Commission, as amended (the "Registration Statement"). Terms not otherwise defined in this letter shall have the meanings assigned to them in the Agreements and/or the Joint Proxy Statement/Prospectus.

     As of the Effective Time and by virtue of the Merger: (i) each share of Wellsford Common outstanding immediately prior to the Effective Time shall be converted into .625 shares of Survivor Common; (ii) each share of EQR Common outstanding immediately prior to the Effective Time will be converted into one share of Survivor Common; (iii) each share of Wellsford Preferred will be converted into one share of Survivor Preferred, having the same preferences and other terms as the Wellsford Preferred previously outstanding of the same series; and (iv) each share of EQR Preferred will be converted into one share of Survivor Preferred, having the same preferences and other terms as the EQR Preferred previously outstanding of the same series. No fractional shares of Survivor Common will be issued in connection with the Merger. In lieu thereof, holders of Wellsford Common will receive cash.

     You have directed us to assume in preparing this opinion, and our opinion is based on the understanding, that (i) the Merger and related
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April 21, 1997
Page 3


transactions will be consummated in accordance with the terms, conditions and other provisions of the Agreements, and (ii) all of the factual information, descriptions, representations and assumptions set forth in this letter, in the Agreements, in the letter to us from EQR, dated April 21, 1997, in the form attached as Exhibit A hereto, the letter to us from Wellsford, dated April 21, 1997, in the form attached as Exhibit B hereto, and in the Joint Proxy Statement/Prospectus are accurate and complete and will be accurate and complete at the time of the Merger (the "Effective Date"). We have not independently verified any factual matters relating to the Merger or the Distribution in connection with or apart from our preparation of this opinion, and accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

     In connection with the rendering of this opinion, we have assumed or obtained representation and are relying thereon (without any independent investigation thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents (which are authentic), and there has been (or will be as of the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such verification; and

     3.  The Merger will be effective under applicable State law.

     Based upon our review of the Agreements, the Joint Proxy Statement/ Prospectus and such other documents as we have deemed necessary and upon representations made to us by EQR and certain beneficial owners of shares of EQR Common, we are of the opinion that,
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April 21, 1997
Page 4


assuming the Merger and all other events occur as contemplated in the Agreements and the Joint Proxy Statement/Prospectus, under the United States federal income tax laws in effect on the date hereof:

          (i) the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and EQR and Wellsford will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by EQR as a result of the Merger;

          (iii) no gain or loss will be recognized by the shareholders of EQR upon the exchange of their EQR Common solely for Survivor Common pursuant to the Merger;

          (iv) no gain or loss will be recognized by the shareholders of EQR upon the exchange of their EQR Preferred solely for Survivor Preferred pursuant to the Merger;

          (v) the tax basis of the shares of Survivor Common received or deemed to be received in exchange for shares of EQR Common pursuant to the Merger will be the same as the tax basis of EQR Common exchanged therefore;

          (vi) the tax basis of the shares of Survivor Preferred received or deemed to be received in exchange for shares of EQR Preferred pursuant to the Merger will be the same as the tax basis of EQR Preferred exchanged therefore;

          (vii) the holding period for shares of Survivor Common received in exchange for shares of EQR Common pursuant to the Merger will include the period that such shares of EQR Common were held by the holder, provided such shares of EQR Common were held as capital assets by the holder at the Effective Time;
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April 21, 1997
Page 5


          (viii) the holding period for shares of Survivor Preferred received in exchange for shares of EQR Preferred pursuant to the Merger will include the period that such shares of EQR Preferred were held by the holder, provided such shares of EQR Preferred were held as capital assets by the holder at the Effective Time; and

          (ix) the statement of federal income tax matters and consequences described in the Joint Proxy Statement/Prospectus under the heading "The Merger - Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is accurate in all material respects.

     The foregoing opinion is limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinion. We do not address any other federal income tax consequences of the Merger or any other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than the laws of the United States.

     This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions ma not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

     This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date. In rendering this opinion, we have assumed that there will be no change in the applicable laws of the State of Maryland, or in the Code, the
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April 21, 1997
Page 6


regulations promulgated thereunder by the Treasury Department, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, if the facts vary from those relied upon (including if any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable.

     We hereby consent to the references to our firm appearing in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is being delivered solely for the purpose of satisfying the condition set forth in Section 6.2(e) of the Merger Agreement.


                                Very truly yours,

                                /s/ Rudnick & Wolfe

                                RUDNICK & WOLFE

                                                                       EXHIBIT A

                      Equity Residential Properties Trust
                      Two North Riverside Plaza, Suite 400
                            Chicago, Illinois  60606


                                 April 21, 1997


Rudnick & Wolfe                                  Robinson, Silverman, Pearce,
203 North LaSalle Street                          Aronsohn & Berman, LLP
Suite 1800                                       1290 Avenue of the Americas
Chicago, Illinois  60601                         New York, N.Y.  10104

     Re:  Tax Opinion for Merger - Officer's Certificate
          ----------------------------------------------

Ladies and Gentlemen:

     In connection with the merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Properties Trust, a Maryland real estate investment trust ("Wellsford"), which shall thereafter be named "Equity Residential Properties Trust", pursuant to the Joint Proxy Statement/Prospectus/Information Statement (the "Joint Proxy Statement/Prospectus"), included in the Registration Statement on Form S-4 (File No. 333-24653), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and certain related transactions, Rudnick & Wolfe, as counsel for EQR, and Robinson, Silverman, Pearce, Aronsohn & Berman, LLP, as counsel for Wellsford, have each been requested to render an opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of EQR with and into Wellsford. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     Prior to the consummation of the Merger, and pursuant to that certain Contribution, Distribution and Assumption Agreement, by and between Wellsford and Wellsford Real Properties, Inc., a Maryland corporation ("Newco") (the "Contribution Agreement"), Wellsford shall contribute certain of its assets to Newco in exchange for common stock of Newco (the "Newco Common Stock"). Immediately prior to the consummation of the Merger, Wellsford shall distribute such Newco Common Stock to the holders of the Wellsford Common Shares, pro-rata, as a distribution taxable under Section 301 of the Code (collectively, the "Spin-Off").

     Immediately after the consummation of the Spin-Off, the Merger will be consummated pursuant to (i) an Agreement of Merger, by and between Wellsford and EQR, dated as of January 16, 1997 (the "Merger Agreement"), and (ii) the Articles of Merger, by and between Wellsford and EQR in connection therewith (the "Plan of Merger").

     In connection with the issuance of your legal opinion as described above, EQR, on behalf of itself and ERP Operating Partnership, hereby makes the following representations (intending that Rudnick & Wolfe and Robinson, Silverman, Pearce, Aronsohn & Berman, LLP will rely on such

April 21, 1997
Page 2


representations in rendering their opinions), each of which will be true as of the Effective Time of the Merger and thereafter, where relevant:

     1. The Merger and Spin-off are being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus.

     2. The fair market value of the Survivor Common received by each holder of EQR Common will be approximately equal to the fair market value of the EQR Common surrendered in the exchange.

     3. The fair market value of the Survivor Preferred received by each holder of EQR Preferred will be approximately equal to the fair market value of the EQR Preferred surrendered in the exchange.

     4. To the best of the knowledge of the management of EQR, there is no plan or intention by the shareholders of EQR who own one percent or more of the EQR Common, and there is no plan or intention on the part of the remaining shareholders of EQR to sell, exchange or otherwise dispose of a number of Survivor Common received in the Merger that would reduce the EQR shareholders' ownership of Survivor Common to a number of shares having an aggregate value, as of the Effective Date, of less than 50 percent of the value of all of the formerly outstanding EQR Common as of the same date. For purposes of this paragraph, EQR Common and Survivor Common held by their respective shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purposes of the calculations described in this paragraph.

     5. To the best of the knowledge of the management of EQR, there is no plan or intention by the shareholders of EQR who own one percent or more of any class of EQR Preferred and there is no plan or intention on the part of the remaining holders of any class of EQR Preferred to sell, exchange or otherwise dispose of a number of Survivor Preferred received in the Merger that would reduce the EQR shareholders' ownership of any class of Survivor Preferred to a number of shares having an aggregate value, as of the Effective Date, of less than 50 percent of the value of all of the outstanding EQR Preferred of such class as of the same date. For purposes of this paragraph, EQR Preferred and Survivor Preferred held by their respective shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purposes of the calculations described in this paragraph.

     6. Surviving Trust has no plan or intention to reacquire any of the Survivor Common or Survivor Preferred to be issued in the Merger.

     7. Surviving Trust has no plan or intention to sell or otherwise dispose of any of the

April 21, 1997
Page 3

assets of EQR acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C).

     8. The liabilities of EQR assumed by Surviving Trust and the liabilities to which the transferred assets of EQR are subject were incurred by EQR in the ordinary course of its business.

     9. Following the Merger, Surviving Trust will continue the historic business of EQR and will use a significant portion of EQR's historic business assets in a business.

     10. Surviving Trust, EQR, and the shareholders of EQR will pay their respective expenses, if any, incurred in connection with the Merger.

     11. There is no intercorporate indebtedness existing between EQR and Wellsford that was issued, acquired or will be settled at a discount.

     12. Although EQR is an "investment company," as defined in Sections 368(a)(2)(F)(iii) and (iv), EQR is also a real estate investment trust, as defined in Section 856(a).

     13. EQR is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

     14. The fair market value of the assets of EQR transferred to Surviving Trust will equal or exceed the sum of the liabilities of EQR assumed by Surviving Trust plus the amount of liabilities, if any, to which the transferred assets are subject.

     15. None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common or EQR Preferred. The compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the Survivor Common or Survivor Preferred received by any shareholder-employee of EQR will be in exchange for, or in consideration of, services rendered to Surviving Trust, EQR or any other entity by such shareholder-employee.

     16. The payment of cash in lieu of fractional Survivor Common is solely for the purpose of avoiding the expense and inconvenience to Surviving Trust of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Wellsford shareholders in lieu of issuing fractional Survivor Common will not exceed one percent of the total consideration that will be issued in the Merger to the Wellsford shareholders in exchange for their Wellsford Common. The fractional share interests of each Wellsford shareholder will be aggregated, and no Wellsford shareholder will receive cash in an

April 21, 1997
Page 4

amount equal to or greater than the value of one full share of Survivor Common.

     17. EQR has the corporate power and authority to make all of the representations contained herein.



                              EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust


                              By: /s/ Bruce C. Strohm
                                  ---------------------------------------------
                              Name:  Bruce C. Strohm
                                    --------------------------------------------
                              Its: Executive Vice President and General Counsel
                                   --------------------------------------------

                                                                       Exhibit B

                    Wellsford Residential Properties Trust
                        610 Fifth Avenue, Seventh Floor
                           New York, New York 10020


                                April 21, 1997


Robinson Silverman Pearce                        Rudnick & Wolfe
Aronsohn & Berman LLP                            203 North LaSalle Street
1290 Avenue of the Americas                      Suite 1800
New York, New York  10104                        Chicago, Illinois  60601


     Re:  Tax Opinion for Merger - Officer Certificate

Ladies and Gentlemen:

     In connection with the merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Properties Trust, a Maryland real estate investment trust ("Wellsford" or the "Surviving Trust"), which shall thereafter be named Equity Residential Properties Trust, pursuant to the Registration Statement on Form S-4 (File No. 333-24653), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and certain related transactions, Robinson Silverman Pearce Aronsohn & Berman LLP, as counsel to Wellsford, and Rudnick & Wolfe, as counsel to EQR, have each been requested to render an opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of EQR with and into Wellsford. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     Prior to the consummation of the Merger, and pursuant to that certain Contribution, Distribution and Assumption Agreement, by and between Wellsford and Wellsford Real Properties, Inc., a Maryland corporation ("Newco"), (the "Contribution Agreement"), Wellsford shall contribute certain of its assets to Newco in exchange for common stock of Newco (the "Newco Common Stock"). Immediately prior to the consummation of the Merger, Wellsford shall distribute such Newco Common Stock to the holders of the Wellsford Common Shares, pro-rata, as a distribution taxable under Section 301 of the Code (collectively, the "Spin-Off").

     Immediately after the consummation of the Spin-Off, the Merger will be consummated pursuant to (i) an Agreement of Merger, by and between Wellsford and EQR, dated as of January 16, 1997 (the "Merger Agreement"), and (ii) the Articles of Merger, by and between Wellsford and EQR in connection therewith (the "Plan of Merger").

     In connection with the issuance of your legal opinion as described above, Wellsford hereby makes the following representations (intending that Robinson Silverman Pearce Aronsohn & Berman LLP and Rudnick & Wolfe will rely on such representations in rendering their opinions), each of which will be true at the Effective Time of the Merger and thereafter where relevant:

     1. The Merger and Spin-Off are being effected for bona fide business reasons as described in the Registration Statement.

     2. The fair market value of the Survivor Common received by each holder of EQR Common Shares will be approximately equal to the fair market value of the EQR Common surrendered in the exchange.

     3. The fair market value of the Survivor Preferred received by each holder of EQR Preferred will be approximately equal to the fair market value of the EQR Preferred surrendered in the exchange.

     4. To the knowledge of Wellsford, Surviving Trust has no plan or intention to reacquire any of the Survivor Common or Survivor Trust Preferred to be issued in the Merger.

     5. To the knowledge of Wellsford, Surviving Trust has no plan or intention to sell or otherwise dispose of any of the assets of EQR acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C)./1/

     6. To the knowledge of Wellsford, following the Merger, Surviving Trust will continue the historic business of EQR and will use a significant portion of EQR's historic business assets in a business.

     7. Wellsford will pay separately its own expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between EQR and Wellsford that was issued, acquired or will be settled at a discount.

     9. Although Wellsford is an "investment company," as defined in Sections 368(a)(2)(F)(iii) and (iv), Wellsford is also a real estate investment trust, as defined in Section 856(a).

     10. Wellsford is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

--------------------
/1/ Unless otherwise specifically indicated, all Section references are to the Internal Revenue Code of 1986, as amended (the "Code").

     11. The fair market value of the assets of EQR transferred to Surviving Trust will equal or exceed the sum of the liabilities of EQR assumed by Surviving Trust plus the amount of liabilities, if any, to which the transferred assets are subject.

     12. To the knowledge of Wellsford: (1) None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common or EQR Preferred, (2) the compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services, and (3) none of the Survivor Common or Survivor Preferred received by any shareholder-employee of EQR will be in exchange for, or in consideration of, services rendered to Surviving Trust, EQR or any other entity by such shareholder-employee.

     13. The payment of cash in lieu of fractional Survivor Common is solely for the purpose of avoiding the expense and inconvenience to Surviving Trust of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Wellsford shareholders in lieu of issuing fractional Survivor Common will not exceed one percent of the total consideration that will be issued in the Merger to the Wellsford shareholders in exchange for their Wellsford Common. The fractional share interests of each Wellsford shareholder will be aggregated, and no Wellsford shareholder will receive cash in an amount equal to or greater than the value of one full share of Survivor Common.

     14. Wellsford has the corporate power and authority to make all of the representations contained herein.

                                 WELLSFORD RESIDENTIAL PROPERTIES
                                 TRUST, a Maryland real estate investment trust



                                 By: /s/ Gregory F. Hughes

                                 Its: Chief Financial Officer


                                     -3-